Exhibit 99.1
Align Technology Announces Third Quarter 2024 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS

Company expects to repurchase up to $275.0 million of its common stock beginning in Q4'24

•Q3'24 total revenues of $977.9 million, increased 1.8% year-over-year, and Q3'24 diluted net income per share was $1.55, or $2.35 on a non-GAAP diluted basis
•Q3'24 total revenues were unfavorably impacted by foreign exchange by approximately $14.6 million year-over-year(1), and were not significantly impacted sequentially
•Q3'24 operating income of $162.3 million and operating margin of 16.6%, non-GAAP operating margin of 22.1%
•Q3'24 GAAP operating margin was unfavorably impacted by foreign exchange by approximately 0.8 points year-over-year(1), and was not significantly impacted sequentially
•Q3'24 Clear Aligner revenues of $786.8 million decreased 5.4% sequentially, and decreased 1.0% year-over-year
•Q3'24 Clear Aligner volume of 617.2 thousand cases decreased 4.0% sequentially, and increased 2.5% year-over-year
•Q3'24 Clear Aligner volume for teens increased 6.7% year-over-year and 9.1% sequentially to 236.3 thousand cases
•Q3'24 Imaging Systems and CAD/CAM Services revenues of $191.0 million, increased 15.6% year-over-year
•Cash and cash equivalents was $1.0 billion as of Q3'24 compared to $761.4 million as of Q2'24

TEMPE, Ariz., October 23, 2024 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the third quarter ("Q3'24"). Q3'24 total revenues were $977.9 million, down 4.9% sequentially and up 1.8% year-over-year. Q3'24 total revenues were not significantly impacted by foreign exchange sequentially and unfavorably impacted by approximately $14.6 million or 1.5% year-over-year.(1) Q3'24 Clear Aligner revenues were $786.8 million, down 5.4% sequentially and down 1.0% year-over-year. Q3'24 Clear Aligner revenues were not significantly impacted by foreign exchange sequentially, and unfavorably impacted by approximately $11.7 million or 1.5% year-over-year.(1) Q3'24 Clear Aligner volume was down 4.0% sequentially and up 2.5% year-over-year. Q3'24 Imaging Systems and CAD/CAM Services revenues were $191.0 million, down 2.9% sequentially and up 15.6% year-over-year. Q3'24 Imaging Systems and CAD/CAM Services revenues were not significantly impacted by foreign exchange sequentially and unfavorably impacted by approximately $2.9 million or 1.5% year-over-year.(1)
(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Third Quarter 2024 Results

Q3'24 operating income was $162.3 million resulting in an operating margin of 16.6%, up 2.3 points sequentially, and down 0.7 points year-over-year. Q3'24 operating margin was not significantly impacted by foreign exchange sequentially and was unfavorably impacted by approximately 0.8 points year-over-year.(1) On a non-GAAP basis, Q3'24 operating income was $215.9 million resulting in an operating margin of 22.1%, down 0.2 points sequentially, and up 0.3 points year-over-year. Q3'24 net income was $116.0 million, or $1.55 per diluted share. On a non-GAAP basis, Q3'24 net income was $175.6 million, or $2.35 per diluted share.

Commenting on Align's Q3'24 results, Align Technology President and CEO Joe Hogan said, “Overall, Q3’24 results were mixed and reflect strong Systems and Services year-over-year revenue growth, as well as good Clear Aligner volume in the Asia Pacific, EMEA and Latin America regions, partially offset by declines in the U.S. As recently reported by many analysts and third-party research firms, the underlying dental market in the U.S. remains sluggish and our doctor customers cite similar trends. Q3’24 revenues of approximately $978 million increased 1.8% year-over-year and Clear Aligner volume of 617 thousand were up 2.5% year-over-year. Despite strong growth from Systems and Services revenues, a record 87.4 thousand doctor submitters, a record 236 thousand teens starting treatment—driven by a record teen case starts in China, and a record 25K+ of DSP Invisalign® Touch-Up cases, total revenues for Q3 were slightly below our Q3 revenue outlook in part due to more pronounced seasonality for clear aligners than expected, as well as continued weak consumer sentiment and a soft dental market, especially in the U.S. Q3’24 non-GAAP operating margin of 22.1% was better than expected and increased year-over-year compared to 21.8% in Q3’23."

Align Technology Announces Third Quarter 2024 Results
Financial Summary - Third Quarter Fiscal 2024

	Q3'24	Q2'24	Q3'23	Q/Q Change	Y/Y Change
Clear Aligner Shipments*	617,220	642,725	602,335	(4.0)%	+2.5%
GAAP
Net Revenues	$977.9M	$1,028.5M	$960.2M	(4.9)%	+1.8%
Clear Aligner	$786.8M	$831.7M	$794.9M	(5.4)%	(1.0)%
Imaging Systems and CAD/CAM Services	$191.0M	$196.8M	$165.3M	(2.9)%	+15.6%
Net Income	$116.0M	$96.6M	$121.4M	+20.1%	(4.5)%
Diluted EPS	$1.55	$1.28	$1.58	+$0.27	($0.03)
Non-GAAP
Net Income	$175.6M	$181.0M	$164.3M	(3.0)%	+6.9%
Diluted EPS	$2.35	$2.41	$2.14	($0.06)	+$0.21
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.
*Clear Aligner shipments include Doctor Subscription Program Touch-Up cases.

As of September 30, 2024, we had over $1,041.9 million in cash and cash equivalents, compared to over $761.4 million as of June 30, 2024. As of September 30, 2024, we had $300.0 million available under a revolving line of credit.

Align also announced today a global organizational restructuring plan that eliminates or transfers identified positions to other locations. There are impacted employees in every region and they will receive severance and other benefits based on applicable laws, severance plans, or contracts governing their position and country of employment. As part of the restructuring plan, Raj Pudipeddi’s position as executive vice president and managing director of the Americas region and chief marketing officer has been eliminated and he will leave Align in the fourth quarter of 2024. As a result of the restructuring plan, we anticipate incurring restructuring charges in the fourth quarter related to severance of approximately $30 million or 3% points impact on operating margin.

Commenting on Align’s restructuring actions today, Align Technology CFO and EVP Global Finance, John Morici said, “We continually evaluate and evolve our business to provide doctors with the best tools and resources that they deserve, while managing our operations responsibly. Today’s restructuring action was designed to adjust our operations to more closely align with the existing business environment. We expect the restructuring actions we announced today to be margin accretive in 2025, even as we scale our next generation direct 3D printing fabrication manufacturing.”
Announcement Highlights

•On October 23, 2024, Align announced that Frank Quinn, formerly Align vice president and general manager of the United States, will rejoin the company as executive vice president and managing director of the Americas region, reporting to Joe Hogan, Align president and CEO.
•On August 22, 2024, Align announced the pilot of a new U.S. Invisalign treatment promotional program for Costco members on Costco.com. Costco members in the in the U.S. can purchase an Invisalign treatment e-

Align Technology Announces Third Quarter 2024 Results
card and Invisalign™ Essentials Bundle+ on Costco.com for $99.99 to receive a $400 discount off Invisalign treatment with participating U.S. Invisalign providers.

Q4'24 Stock Repurchase
•As of September 30, 2024, $500.0 million remains available for repurchases of our common stock under our stock repurchase program approved in January 2023.
•Beginning in Q4'24 and continuing into the first quarter of 2025, we expect to repurchase up to $275.0 million of our common stock through either, or a combination of, open market repurchases or an accelerated stock repurchase agreement.

Fiscal 2024 Business Outlook

Turning to our outlook, assuming no circumstances occur beyond our control, including foreign exchange, we provide the following business outlook:
•For Q4'24, we expect worldwide revenues to be in the range of $995M to $1,015M
•For Q4'24, we expect Clear Aligner volume and ASP to be slightly up sequentially
•We also expect Systems and Services revenue to be up in Q4'24 sequentially consistent with typical Q4 seasonality
•We expect Q4’24 GAAP operating margin to be slightly lower than 14.0% primarily due to restructuring charges related to severance as we adjust headcount for the existing business environment. We estimate these restructuring charges to impact Q4’24 GAAP operating margin by approximately 3 points
•We anticipate Q4’24 non-GAAP operating margin to be slightly up sequentially
•For fiscal 2024, we expect investments in capital expenditures to be above $100M. Capital expenditures primarily relate to building construction and improvements as well as manufacturing capacity in support of continued expansion

Align Technology Announces Third Quarter 2024 Results
Align Webcast and Conference Call

We will host a conference call today, October 23, 2024, at 4:30 p.m. ET, 1:30 p.m. PT, to review our Q3'24 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under "Company Information" on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/fyw8ag8t/. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP") in the United States, we use the following non-GAAP financial measures: constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP effective tax rate, non-GAAP net income and non-GAAP diluted net income per share.

These non-GAAP financial measures exclude certain items that may not be indicative of our fundamental operating performance, including foreign currency exchange rate impacts, the effects of stock-based compensation, amortization of intangible assets related to certain acquisitions, restructuring and other charges, acquisition-related costs, associated tax impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP financial measure.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are material limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results, which can limit their usefulness for comparison purposes. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on both a GAAP and non-GAAP basis and by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for, superior to, or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial

Align Technology Announces Third Quarter 2024 Results
measure to evaluate our business. For more information on these non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 271 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 27 years, Align has helped doctors treat approximately 18.9 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding our ability to successfully control our business and operations and pursue our strategic growth drivers, our expectations regarding our stock repurchase programs, our expectations for market opportunities, our expectations for the restructuring actions and their impact, our expectations for Q4'24 worldwide revenues, Clear Aligner volume, Clear Aligner ASP, Systems and Services revenues and GAAP and non-GAAP operating margin, and 2024 capital expenditures. Forward-looking statements contained in this press release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, higher interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macroeconomic conditions, levels of employment, salaries and wages, debt

Align Technology Announces Third Quarter 2024 Results
obligations, discretionary income, inflationary pressure, declining consumer confidence, and the military conflicts in the Middle East and Ukraine;
•variations in our geographic, channel and product mix, product adoption, and selling prices regionally and globally, including product mix shifts to lower priced products or to products with a higher percentage of deferred revenue;
•competition from existing and new competitors;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the economic and geopolitical ramifications of the military conflicts in the Middle East and Ukraine, including supply chain and trade disruptions, tariffs, trade sanctions, customs inquiries or restrictions, boycotts, retaliatory sanctions, nationalism, and other consequences, any of which could adversely impact our operations and assets;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors, or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•our ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case; and
•the loss of key personnel, labor shortages, or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Annual Report on Form 10-K for the year ended

Align Technology Announces Third Quarter 2024 Results
December 31, 2023, which was filed with the SEC on February 28, 2024 and our latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which was filed with the SEC on August 2, 2024. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Third Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues	$977,872	$960,214	$3,003,793	$2,905,534
Cost of net revenues	296,098	297,138	901,575	868,195
Gross profit	681,774	663,076	2,102,218	2,037,339
Operating expenses:
Selling, general and administrative	434,138	407,992	1,338,222	1,300,876
Research and development	85,272	88,738	269,324	264,670
Legal settlement loss	66	—	31,193	—
Total operating expenses	519,476	496,730	1,638,739	1,565,546
Income from operations	162,298	166,346	463,479	471,793
Interest income and other income (expense), net:
Interest income	4,003	5,522	11,696	12,280
Other income (expense), net	(371)	(9,757)	(6,993)	(15,749)
Total interest income and other income (expense), net	3,632	(4,235)	4,703	(3,469)
Net income before provision for income taxes	165,930	162,111	468,182	468,324
Provision for income taxes	49,967	40,684	150,627	147,285
Net income	$115,963	$121,427	$317,555	$321,039

Net income per share:
Basic	$1.55	$1.59	$4.23	$4.19
Diluted	$1.55	$1.58	$4.23	$4.18
Shares used in computing net income per share:
Basic	74,736	76,569	75,031	76,670
Diluted	74,757	76,826	75,149	76,849

Align Technology Announces Third Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024	December 31, 2023
ASSETS

Current assets:
Cash and cash equivalents	$1,041,935	$937,438
Marketable securities, short-term	—	35,304
Accounts receivable, net	1,010,601	903,424
Inventories	254,119	296,902
Prepaid expenses and other current assets	290,732	273,550
Total current assets	2,597,387	2,446,618

Marketable securities, long-term	—	8,022
Property, plant and equipment, net	1,290,427	1,290,863
Operating lease right-of-use assets, net	121,079	117,999
Goodwill	471,512	419,530
Intangible assets, net	115,905	82,118
Deferred tax assets	1,569,950	1,590,045
Other assets	199,714	128,682

Total assets	$6,365,974	$6,083,877

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$109,035	$113,125
Accrued liabilities	574,556	525,780
Deferred revenues	1,380,022	1,427,706
Total current liabilities	2,063,613	2,066,611

Income tax payable	111,558	116,744
Operating lease liabilities	96,435	96,968
Other long-term liabilities	150,014	173,065
Total liabilities	2,421,620	2,453,388

Total stockholders’ equity	3,944,354	3,630,489

Total liabilities and stockholders’ equity	$6,365,974	$6,083,877

Align Technology Announces Third Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$452,153	$738,878

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(200,996)	(182,619)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(152,703)	(248,059)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	6,008	(11,205)
Net increase in cash, cash equivalents, and restricted cash	104,462	296,995
Cash, cash equivalents, and restricted cash at beginning of the period	938,519	942,355
Cash, cash equivalents, and restricted cash at end of the period	$1,042,981	$1,239,350

Align Technology Announces Third Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1	Q2	Q3
	2023	2023	2023	2023	2024	2024	2024
Number of Invisalign Trained Doctors Cases Were Shipped To	82,730	83,440	85,195	83,700	83,510	86,135	87,380

Invisalign Trained Doctor Utilization Rates*:
North America	9.5	9.8	9.6	9.1	9.5	9.9	9.7
North American Orthodontists	28.7	29.2	28.8	25.9	28.2	28.8	28.3
North American GP Dentists	4.9	5.2	4.9	5.0	4.9	5.3	5.0
International	6.2	6.6	6.1	6.5	6.3	6.7	6.2
Total Utilization Rates**	7.1	7.5	7.1	7.1	7.2	7.5	7.1

Clear Aligner Revenue Per Case Shipment***:	$1,335	$1,335	$1,320	$1,320	$1,350	$1,295	$1,275

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
	2023	2023	2023	2023	2023	2024	2024	2024
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,807	$1,901	$1,974	$1,780	$7,462	$2,064	$2,582	$3,070
SBC included in Operating Expenses	35,928	35,959	37,628	37,049	146,564	36,724	44,446	45,969
Total SBC	$37,735	$37,860	$39,602	$38,829	$154,026	$38,788	$47,028	$49,039

Align Technology Announces Third Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2024	June 30, 2024	Impact % of Revenue
GAAP net revenues	$977,872	$1,028,490
Constant currency impact (1)	(125)		0.0%
Constant currency net revenues (1)	$977,747

GAAP Clear Aligner net revenues	$786,844	$831,738
Clear Aligner constant currency impact (1)	(124)		0.0%
Clear Aligner constant currency net revenues (1)	$786,720

GAAP Imaging Systems and CAD/CAM Services net revenues	$191,028	$196,752
Imaging Systems and CAD/CAM Services constant currency impact (1)	(1)		0.0%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$191,027

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2024	2023	Impact % of Revenue
GAAP net revenues	$977,872	$960,214
Constant currency impact (1)	14,649		1.5%
Constant currency net revenues (1)	$992,521

GAAP Clear Aligner net revenues	$786,844	$794,939
Clear Aligner constant currency impact (1)	11,700		1.5%
Clear Aligner constant currency net revenues (1)	$798,544

GAAP Imaging Systems and CAD/CAM Services net revenues	$191,028	$165,275
Imaging Systems and CAD/CAM Services constant currency impact (1)	2,949		1.5%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$193,977

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2024	June 30, 2024
GAAP gross profit	$681,774	$722,628
Constant currency impact on net revenues	(125)
Constant currency gross profit	$681,648

	Three Months Ended
	September 30, 2024	June 30, 2024
GAAP gross margin	69.7%	70.3%
Gross margin constant currency impact (1)	0.0
Constant currency gross margin (1)	69.7%

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2024	2023
GAAP gross profit	$681,774	$663,076
Constant currency impact on net revenues	14,649
Constant currency gross profit	$696,422

	Three Months Ended September 30,
	2024	2023
GAAP gross margin	69.7%	69.1%
Gross margin constant currency impact (1)	0.4
Constant currency gross margin (1)	70.2%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2024	June 30, 2024
GAAP income from operations	$162,298	$147,046
Income from operations constant currency impact (1)	(1,374)
Constant currency income from operations (1)	$160,924

	Three Months Ended
	September 30, 2024	June 30, 2024
GAAP operating margin	16.6%	14.3%
Operating margin constant currency impact (2)	(0.1)
Constant currency operating margin (2)	16.5%

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2024	2023
GAAP income from operations	$162,298	$166,346
Income from operations constant currency impact (1)	9,973
Constant currency income from operations (1)	$172,271

	Three Months Ended September 30,
	2024	2023
GAAP operating margin	16.6%	17.3%
Operating margin constant currency impact (2)	0.8
Constant currency operating margin (2)	17.4%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.
(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP gross profit	$681,774	$663,076	$2,102,218	$2,037,339
Stock-based compensation	3,070	1,974	7,716	5,682
Amortization of intangibles (1)	3,702	2,825	11,104	8,409
Restructuring charges (2)	—	—	—	(8)
Non-GAAP gross profit	$688,546	$667,875	$2,121,038	$2,051,422

GAAP gross margin	69.7%	69.1%	70.0%	70.1%
Non-GAAP gross margin	70.4%	69.6%	70.6%	70.6%

GAAP total operating expenses	$519,476	$496,730	$1,638,739	$1,565,546
Stock-based compensation	(45,969)	(37,628)	(127,139)	(109,515)
Amortization of intangibles (1)	(880)	(885)	(2,618)	(2,631)
Restructuring and other charges (2)	89	—	446	300
Legal settlement loss	(66)	—	(31,193)	—
Non-GAAP total operating expenses	$472,650	$458,217	$1,478,235	$1,453,700

GAAP income from operations	$162,298	$166,346	$463,479	$471,793
Stock-based compensation	49,039	39,602	134,855	115,197
Amortization of intangibles (1)	4,582	3,710	13,722	11,040
Restructuring and other charges (2)	(89)	—	(446)	(308)
Legal settlement loss	66	—	31,193	—
Non-GAAP income from operations	$215,896	$209,658	$642,803	$597,722

GAAP operating margin	16.6%	17.3%	15.4%	16.2%
Non-GAAP operating margin	22.1%	21.8%	21.4%	20.6%

GAAP net income before provision for income taxes	$165,930	$162,111	$468,182	$468,324
Stock-based compensation	49,039	39,602	134,855	115,197
Amortization of intangibles (1)	4,582	3,710	13,722	11,040
Restructuring and other charges (2)	(89)	—	(446)	(308)
Legal settlement loss	66	—	31,193	—
Non-GAAP net income before provision for income taxes	$219,528	$205,423	$647,506	$594,253

Align Technology Announces Third Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP provision for income taxes	$49,967	$40,684	$150,627	147,285
Tax impact on non-GAAP adjustments	(6,061)	418	(21,156)	(28,417)
Non-GAAP provision for income taxes	$43,906	$41,102	$129,471	$118,868

GAAP effective tax rate	30.1%	25.1%	32.2%	31.4%
Non-GAAP effective tax rate	20.0%	20.0%	20.0%	20.0%

GAAP net income	$115,963	$121,427	$317,555	$321,039
Stock-based compensation	49,039	39,602	134,855	115,197
Amortization of intangibles (1)	4,582	3,710	13,722	11,040
Restructuring and other charges (2)	(89)	—	(446)	(308)
Legal settlement loss	66	—	31,193	—
Tax impact on non-GAAP adjustments	6,061	(418)	21,156	28,417
Non-GAAP net income	$175,622	$164,321	$518,035	$475,385

GAAP diluted net income per share	$1.55	$1.58	$4.23	$4.18
Non-GAAP diluted net income per share	$2.35	$2.14	$6.89	$6.19

Shares used in computing diluted net income per share	74,757	76,826	75,149	76,849

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    Restructuring and other charges recorded in gross profit and operating expenses primarily relate to severance costs or revisions to initial severance cost estimates.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
Q4 2024 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	Slightly below 14.0%
Stock-based compensation	~5.0%
Amortization of intangibles (1)	~0.5%
Restructuring charges (2)	~3.0%
Non-GAAP operating margin	Slightly above 22.1%

(1) Amortization of intangible assets related to certain acquisitions.
(2) Restructuring charges primarily related to severance.

Refer to "About Non-GAAP Financial Measures" section of press release.